Exhibit 10.3

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”) is made and entered into as of September 27 , 2002, by and between Carme Cosmeceutical Sciences, Inc., a Delaware corporation with offices located at 620 Airpark Road, Napa, California 94558 (“Senetek”), and U.S. International Trading Corporation, a Nevada corporation with offices located at 879 West 190th Street, Los Angeles, California 90248 (“USITC”).

BACKGROUND

A. Senetek and USITC are parties to a Manufacturing License Agreement dated as of May 15, 1999 (the “License Agreement”) pursuant to which Senetek sold and USITC purchased the Product Lines, as defined therein, and Senetek granted USITC licenses under the Product Designs, the Licensed Patents, the Licensed Trademarks and the Product Documentation, all as defined therein (the “Licensed Rights”).

B. Pursuant to Section 6.1 of the License Agreement, USITC was granted an option to purchase the Product Lines and the Licensed Rights.

C. USITC wishes to purchase, and Senetek wishes to sell, the Product Lines and the Licensed Rights on the terms and conditions set forth in this Agreement.

Accordingly, in consideration of the mutual promises, covenants, and conditions set forth below, the parties agree as follows (terms defined in the License Agreement and not otherwise defined herein being used herein with the meanings ascribed to them in the License Agreement):

1. DEFINITIONS

When used in this Agreement, each of the following capitalized terms shall have the respective meaning set forth in this Article.

1.1    “Affiliate” means any corporation, partnership, proprietorship or other legal entity directly or indirectly controlled by, controlling, or under common control with another legal entity, “control” meaning, for purposes hereof, the effective power to elect at least a majority of the Board or Directors or other management body of a legal entity or to effectively direct the management and affairs of a legal entity, through ownership of voting securities, by contract, or otherwise. “Agreement Date” means the date of this Agreement first set forth above. “Confidential Information” means marketing, sales, financial, scientific, and other non-public and/or proprietary information concerning the products, projects, businesses and operations of a party or its Affiliates disclosed by such party to the other party or its Affiliates or of which the other party or its Affiliates gained knowledge in performing the License Agreement. “Final Adjudication” means any decision by a Governmental Entity of competent jurisdiction if either (a) any and all appeals (including to other Governmental Entities of competent jurisdiction) in connection with the adjudication are exhausted or (b) the time for any such appeal shall have passed without such appeal having been perfected.

1.5    “Intellectual Property Rights” means (a) any right, title and interest in and to any letters patent and applications for letters patent, and any other government-issued or –granted indicia of invention ownership, including any reissue, division, terms extensions, continuations or continuations-in-part applications, (b) all copyrights and all other literary property and author rights, and all right, title and interest in and to all copyrights, copyrights registrations, certificates of copyrights and copyright interests, (c) all trademarks, trade names and service marks, and all rights, title and interest in and to all applications, certifications and registrations therefor, and (d) all licenses or license rights with respect to the foregoing.

1.6    “Product Designs and Product Documentation” means all original formulations, technical know-how, materials lists, specifications, quality and reliability specifications, vendor lists, designs, drawings, techniques, discoveries, schematics, artwork, graphics and methods that relate in any manner to the Product Lines.

1.7    “Product Lines” means all products ever manufactured and/or marketed by Senetek and its Affiliates under the trademarks Mill Creek, Sleepy Hollow or Silver Fox,

excluding the Age Defiant product line. The Product Lines are set forth in Schedule 1.7A and 1.7B.

1.8    “Purchased Assets” means all of Senetek’s and its Affiliates’ rights, title and interest in and related to, without duplication, the Millcreek Line, the Silver Fox Line, the Sleepy Hollow Line, the Carme Intellectual Property, the Product Lines, the Intellectual Property Rights, and the Product Designs and Product Documentation, each as defined in this Agreement.

2. PURCHASE AND SALE

2.1    Conveyance. Effective as of the Agreement Date, Senetek, on its own behalf and on behalf of its Affiliates, hereby unconditionally and irrevocably transfers and sells to USITC, and USITC hereby unconditionally and irrevocably purchases and assumes from Senetek, all of Senetek’s and its Affiliates’ right, title and interest in and obligations related to the Purchased Assets. Senetek hereby delivers to USITC a General Assignment and Bill of Sale and a Trademark Assignment in the forms annexed hereto as Schedule 2.1 (the “Assignments”), duly executed on behalf of Senetek or its Affiliates, as appropriate, to effect such transfer, assignment and assumption.

2.2    Purchase Price. In consideration of the transfer and sale of the Purchased Assets, USITC hereby pays to Senetek, by official bank or certified check to the order of Senetek, the sum of Four Hundred Thousand Dollars ($400,000) and delivers to Senetek a Secured Promissory Note to the order of Senetek in the principal amount of Two Million Three Hundred Thousand Dollars ($2,300,000) in the form annexed hereto as Schedule 2.2A (the “Note”), duly executed on behalf of USITC. As security for the due and timely payment in full of the principal of and accrued interest on the Note, USITC further hereby delivers to Senetek instruments granting to Senetek security interests in the Purchased Assets, in the forms annexed hereto as Schedule 2.2B (the “Security Instruments”).

2.3    Further Assurances. Senetek hereby agrees to execute or cause to be executed and to deliver from time to time such other and further assignments and other instruments as USITC may reasonably request to further perfect and evidence the transfer and sale provided for in Section 2.1. USITC hereby agrees to execute and deliver from time to time such other and further agreements and other instruments as Senetek may reasonably request to perfect and evidence the security interest provided for in Section 2.2.

2.4    No Other Rights. It is expressly understood that this Agreement grants no rights to USITC except those express rights set forth in this Agreement. Without limiting the foregoing, it is understood and agreed that USITC acquires and shall have no right pursuant to this Agreement to any patents, patent applications, trademarks, trademark applications, common law trademarks or trade names, copyrights, designs, trade secrets or other proprietary rights or Confidential Information of Senetek or its Affiliates other than the Purchased Assets.

3. TERMINATION OF LICENSE AGREEMENT.

3.1    Termination of License Agreement. Senetek and USITC hereby terminate the License Agreement effective as of midnight, Pacific Daylight Time, on the Agreement Date, with the effect specified in Section 10.3 of the License Agreement, provided, however, that in addition to Sections 5, 7, 8, 9 and 11 of the License Agreement, which shall survive as provided in said Section 10.3, Section 4.6 of the License Agreement also shall survive termination of the License Agreement.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PARTIES

4.1    Representations and Warranties and Covenants of Senetek. Senetek represents, warrants and covenants as follows:

4.1.1.    Qualifications and Authorization. Senetek is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now conducted and to enter into and perform this Agreement. Senetek is duly licensed or qualified to do business and is in good standing in California and each other jurisdiction in which its operations or ownership of assets in connection with this Agreement requires such licensing or qualification.

4.1.2    No Conflict or Violation. Neither the execution, delivery or performance of this Agreement and the Assignments, nor compliance by Senetek with any of the provisions hereof or thereof, will (i) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Senetek, (ii) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any encumbrance upon any of Senetek’s or its Affiliates’ assets (including the Purchased Assets) under, any of the terms, conditions or provisions of any material contract, indebtedness, note, bond, indenture, security or pledge agreement, commitment, license, lease, franchise, permit, agreement, or other instrument or obligation to which Senetek or an Affiliate is a party, or (iii) violate any statute, rule, regulation, ordinance, code, order, judgment, ruling, writ, injunction, decree or award applicable to Senetek or any Affiliate, except, in the case of each of clauses (i), (ii) and (iii) above, for such violations, conflicts, breaches, defaults or creations of encumbrances which, in the aggregate, would not have material adverse effect on the business of Senetek and its Affiliates taken as a whole or on its ability to perform this Agreement.

4.1.3    Purchased Assets. Senetek and its Affiliates own free and clear of any lien or encumbrance all right, title and interest in and to the Purchased Assets and have the full and unrestricted right to sell, transfer and assign the Purchased Assets to USITC. There were no patents or patent applications included in the Carme Intellectual Property when the same was licensed to USITC pursuant to the License Agreement, and there are not patents or patent applications included in the Purchased Assets. Annexed hereto as Schedule 4.1.3 is a list of all of the Licensed Trademarks, each of which is validly subsisting and in good standing as of the Agreement Date. Senetek or its Affiliates have made all payments and filings required as of the Agreement Date to maintain the Licensed Trademarks in full force and effect

4.1.4    No Other Representations, Warranties or Covenants. EXCEPT THOSE REPRESENTATIONS, WARRANTIES AND COVENANTS EXPRESSLY SET FORTH IN SECTIONS 4.1.1, 4.1.2 AND 4.1.3, SENTEK MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING THE PURCHASED ASSETS, AND EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES AND REPRESENTATIONS, EXPRESS, IMPLIED IN FACT OR IMPLIED IN LAW, INCLUDING THOSE OF NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

USITC, BY EXECUTION HEREOF, EXPRESSLY ACKNOWLEDGES AND ACCEPTS SUCH DISCLAIMER.)

4.2    Representations, Warranties and Covenants of USITC. USITC represents, warrants and covenants as follows:

4.2.1    Qualifications and Authorization. USITC is a corporation duly formed, validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to conduct its business as it is now conducted and to enter into and perform this Agreement. USITC is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its operations or ownership of assets requires such licensing or qualification.

4.2.2    No Conflict or Violation. Neither the execution, delivery or performance of this Agreement and the Note, nor the granting of the Security Interests, nor compliance by USITC with any of the provisions of this Agreement, the Note or any of the instruments executed and delivered by USITC herewith, will (i) violate or conflict with any provision of the Certificate or Articles of Incorporation or Bylaws of USITC, (ii) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any encumbrance upon any of USITC’s assets (including the Purchased Assets) under, any of the terms, conditions or provisions of any material contract, indebtedness, note, bond, indenture, security or pledge agreement, commitment, license, lease, franchise, permit, agreement, or other instrument or obligation to which USITC is a party, or (iii) violate any statute, rule, regulation, ordinance, code, order, judgment, ruling, writ, injunction, decree or award applicable to USITC, except, in the case of each of clauses (i), (ii) and (iii) above, for such violations, conflicts, breaches, defaults or creations of encumbrances which, in the aggregate, would not have a material adverse effect on the business of USITC taken as a whole or on its ability to perform this Agreement or the Note or to grant the security interest provided for in Section 2.2 or create any encumbrance, security interest or other rights in the Purchased Assets which are superior to or pari passu with the security interests provided for in Section 2.2.

4.2.3    Maintenance of Licensed Trademarks. USITC shall at all times until the Note has been paid in full maintain the Licensed Trademarks in good standing including without limitation by payment of all renewal fees and filing of affidavits of use or other documentation required therefor, and furnish to Senetek upon its request evidence of such actions.

4.2.4    Financial Statements. Annexed hereto as Schedule 4.2.4 are the balance sheets of USITC for the years ended December 31, 2001 and 2000 and the statements of operations, stockholders’ equity and cash flows of USITC for the years then ended, together with the notes thereto and report of independent certified public accountants thereon (the “Financial Statements”). The Financial Statements fairly present the financial position, results of operations, stockholders’ equity and cash flows of USITC as of the dates and for the periods presented therein in accordance with generally accepted accounting principles consistently applied, except as otherwise set forth in the notes thereto.

4.2.5    Insurance. USITC shall, for a period of six (6) years from the Agreement Date, at all times maintain at its expense commercial general liability insurance (including products liability coverage) with an insurance company or companies rated at least Best AA in a principal amount of not less than Two Million Dollars (US$2,000,000) per occurrence and Ten Million Dollars (US$10,000,000) in the annual aggregate. Such policy shall name Senetek as an additional insured as its interest may appear under the Note and under Article 7 hereof. Within thirty (30) calendar days after the Agreement Date, USITC shall furnish to Senetek a certificate evidencing such insurance.

4.3    Survival. The representations, warranties and covenants of the parties made in this Agreement shall survive for the full period prescribed by the statute of limitations applicable to claims for the breach of such representation, warranty or covenant.

5. CONFIDENTIAL INFORMATION AND ANNOUNCEMENTS

5.1    Senetek Confidential Information. USITC shall not disclose Senetek Confidential Information to any Person (except to its employees and agents who reasonably require same and who are bound to USITC by the same obligations as to confidentiality) without the express written permission of Senetek, unless such disclosure is required by order of a court of competent jurisdiction, provided that for purposes hereof “Senetek Confidential Information” shall not include any of the Carme Intellectual Property or other Purchased Assets.

5.2    USITC Confidential Information. Senetek shall not (a) use USITC Confidential Information except to enforce USITC’s obligations under this Agreement, or (b) disclose USITC Confidential Information to any Person (except to its employees and agents who reasonably require same for such purpose and who are bound to Senetek by the same obligations as to confidentiality) without the express written permission of USITC, unless such disclosure is required by order of a court of competent jurisdiction.

5.3    Announcements. The parties will issue an agreed upon press release upon the execution of this Agreement in the Form set forth in Schedule 5.3. Except for such release and except as may otherwise be required by law or the listing rules of any exchange on which either party’s securities may be listed or quoted, for which the releasing party shall provide prior notice to the other party and the opportunity to comment on any required disclosure, neither party will disclose the terms of this Agreement to any other Person; provided, however, that each party may make such disclosure of the terms of this Agreement to its employees and agents as is necessary to permit such party to perform its obligations under this Agreement; provided further that any such employee or agent agrees to maintain the confidentiality of this Agreement; and provided further that either party may make such disclosures of the terms of this Agreement as are necessary to enter into license and other agreements that do not conflict with the terms of this Agreement. USITC acknowledges that this Agreement may be deemed to be a “material contract” as that term is defined by Item 601(b)(10) of Regulation S-K, and that Senetek may therefore be required to file such document as an exhibit to reports or registration statements filed under the United States Securities Act or Securities Exchange Act, provided that Senetek shall redact commercial terms and file for confidential treatment to the extent permitted by applicable rules of the United States Securities and Exchange Commission.

5.4    Release from Restrictions. The restrictions set forth in Sections 5.1 and 5.2 shall not apply to USITC or Senetek Confidential Information disclosed to the other party (i) that a party rightfully possessed before it received the information from the other as evidenced by written documentation; (ii) that subsequently becomes publicly available through no fault of that party; (iii) that is subsequently furnished rightfully to that party by a third party that is not an Affiliate and which is not known to be under restrictions on such disclosure; or (iv) that is independently developed by an employee, agent or contractor of such party.

6. DISPUTE RESOLUTION.

6.1    Disputes. Any disputes between the parties with respect to the interpretation or performance of this Agreement, the Assignments, the Note, or the Security Instruments shall be subject to and resolved in accordance with the terms of Schedule 6.1, which shall be binding on the parties.

7. INDEMNIFICATION AND LIMITATIONS ON REMEDIES

7.1    Indemnification by USITC. USITC shall defend, indemnify, and hold harmless Senetek, its officers, agents, employees and Affiliates from any loss, claim, action, damage, expense or liability (including defense costs and attorneys’ fees) (collectively, “Claims”) arising out of or related to (i) any breach or alleged breach of any representation, warranty or covenant made by USITC herein or in the Note, or (ii) the manufacture, storage, marketing, distribution, sale or use of any products within the Product Lines.

7.2    Indemnification by Senetek. Senetek shall defend, indemnify, and hold harmless USITC, its officers, agents, employees and affiliates from any Claims arising out of or related to any breach or alleged breach of any representation, warranty, or covenant made by Senetek herein or in the Assignments.

7.3    Limitation of Remedies. IN NO EVENT SHALL SENETEK BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS, LOSS OF USE OF DATA, INTERRUPTION OF BUSINESS, OR INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND, EVEN IF SENETEK HAS KNOWLEDGE OR NOTICE OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. IN NO EVENT SHALL SENETEK BE LIABLE FOR ANY REPRESENTATION OR WARRANTY MADE BY USITC TO ANY THIRD PARTY. USITC ACKNOWLEDGES THAT IT IS PURCHASING THE PURCHASED ASSETS “AS IS” WITH NO REPRESENTATION OR WARRANTY EXCEPT THOSE SPECIFICALLY SET FORTH IN SECTION 4.1 HEREOF, THAT SUCH PURCHASE IS UNCONDITIONAL AND IRREVOCABLE NOTWITHSTANDING ANY BREACH OF ANY REPRESENTATION OR WARRANTY SET FORTH IN SECTION 4.1 HEREOF, THAT USITC SHALL NOT SEEK TO SET ASIDE OR ANNUL THIS AGREEMENT FOR ANY CAUSE WHATSOEVER, AND THAT USITC’S SOLE AND EXCLUSIVE REMEDY SHALL BE MONEY DAMAGES, SUBJECT TO THE LIMITATIONS SET FORTH ABOVE. USITC ACNOWLEDGES THAT SENETEK WOULD NOT HAVE ENTERED INTO THIS AGREEMENT BUT FOR THE LIMITATIONS SET FORTH IN THIS SECTION 7.3 AND THAT SUCH LIMITATIONS ARE A MATERIAL TERM OF THIS AGREEMENT.

7.4    Interest. All amounts due pursuant to this Article 7 shall bear interest at the rate of 1.5% per month (or the maximum amount permitted by law, if less) from the date any loss was incurred by the party entitled to be indemnified until the date indemnification is paid.

8. MISCELLANEOUS

8.1    Method of Payments. All payments due under this Agreement, the Note or otherwise shall be paid in U.S. Dollars in cash by a check drawn on a United States bank or by wire transfer of immediately available funds to the order of the payee in the United States.

8.2    Taxes. Any and all taxes or other imposts due with respect to the sale and purchase of the Purchased Asset shall be paid by USITC except for taxes due from and in respect of the income of Senetek (an “Income Tax”). If Senetek is required to collect and remit any tax with respect to the sale and purchase of the Purchased Assets other than an Income Tax, Senetek shall be entitled to collect the amount of such tax from USITC within 30 days of the date any such tax is so remitted. No Joint Venture. It is not the intent of the parties hereto to form any partnership or joint venture. Each party shall, in relation to its obligations hereunder, act as an independent contractor, and nothing in this Agreement shall be construed to give either party the power or authority to act for, bind or commit the other. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California (regardless of that or any other jurisdiction’s choice of law principles). No Assignment. Neither party to this Agreement may assign its rights or obligations under this Agreement or any instrument delivered pursuant hereto, including the Note, without the prior written consent of the other party to this Agreement; provided, however, that USITC may assign such rights for good reason with Senetek’s consent, not to be unreasonably withheld and either party may assign any such rights to an Affiliate or to any successor by merger, consolidation, sale of stock or the sale of substantially all of its assets; provided further, that no such permitted assignment shall relieve the assigning party of its obligations under this Agreement. Notices. Unless otherwise provided herein, any notice required or permitted to be given hereunder (a “Notice”) shall be mailed by certified mail or generally recognized express courier service with signature required for delivery, postage prepaid, sent by facsimile transmission, or delivered by hand to the party to whom such Notice is required or permitted to be given hereunder to the party to receive such Notice at its address first set forth above or at such other address as either party may designate to the other by Notice pursuant hereto. If mailed, any such Notice shall be deemed to have been given as of the date of receipt, as evidenced by the date appearing on the delivery notice. If delivered by hand, any such Notice shall be deemed to have been given when received by the party or agent of such party to whom such Notice is given, as evidenced by written and dated receipt of the receiving party. Captions. The captions in this Agreement are solely for convenience of reference and shall not be used for purposes of interpreting or construing the provisions hereof. Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provision shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto. Waiver. No failure on the part of any party hereto to exercise, and no delay in exercising, any right, privilege or power hereunder shall operate as a waiver or relinquishment thereof; nor shall any single or partial exercise by any party hereto of any right, privilege or power hereunder preclude any other or further exercise thereof, or the exercise of any other right, privilege or power. Entire Agreement. This Agreement, together with its Schedules, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter of this Agreement and shall supersede any prior agreements, negotiations, understandings, representations, statements and writings relating thereto. This Agreement may not be amended or modified except in a writing signed by a duly authorized officer of the party against whom enforcement of such amendment is sought. Counterparts. This Agreement may be executed in one or more counterparts by exchange of facsimile copies of signature pages, each of which will be deemed an original and all of which together will constitute one and the same instrument. Document Preparation. The Parties acknowledge that this Agreement is a product of extensive negotiations and that no inference should be drawn regarding the preparation of this document.To evidence this Agreement, the parties have caused their duly authorized representatives to execute this Agreement as of the Agreement Date.

U. S. INTERNATIONAL TRADING CORPORATION

By:	/s/ PANCH PRASAD
Name: Panch Prasad
Title: CEO

CARME COSMECEUTICAL SCIENCES, INC.

By:	/s/ FRANK J. MASSINO
Name: Frank J. Massino
Title: CEO

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